EXHIBIT 10.1


                          TRANSITION SERVICES AGREEMENT


         This Transition Services Agreement (this "Agreement") is made and entered into as of this 8th day of January, 2003, by and between Xspedius Communications, LLC, f/k/a Xspedius, LLC, a Delaware limited liability company and/or its affiliates and assigns ("Company") and Mpower Communications Corp., a Nevada corporation ("Mpower").

         WHEREAS, Mpower and Company have entered into an Asset Contribution Agreement dated as of December 31, 2002 (the "Contribution Agreement"), pursuant to which Xspedius Equipment Leasing, LLC ("XEL") has agreed to acquire from Mpower and Mpower has agreed to contribute and transfer to Company on the Effective Date, First and Second Closing Dates Mpower's Business in the Market including the Acquired Assets;

         WHEREAS, prior to the First Closing Date the Acquired Assets were used by Mpower in providing an integrated bundle of broadband data and voice communication products and services (the "Products and Services") to small- and medium-sized business customers (together with the new customers in the Market (as defined herein) with orders for the installation of certain Products and Services pending with Mpower as of close of business on January 8, 2003, the "Mpower Customers") (together with the Products and Services, the "Business") in the State of Texas, including the Dallas/Fort Worth, Houston, San Antonio and Austin metropolitan areas (the "Market");

         WHEREAS, Mpower and Xspedius Management Co. Switched Services, LLC have entered into a Management Agreement dated on even date herewith (the "Management Agreement") with respect to Company's control and operation of the Business in the Market pending the Second Closing Date and regulatory approvals required for the transfer of all or a portion of the Acquired Assets to Company;

         WHEREAS, during the term of the Management Agreement and for a period of time after the First Closing Date, in accordance with the terms of this Agreement Company desires to have Mpower assist with the transition of the operation of the Business by: (a) continuing to provide certain support services necessary for Company to provide the Products and Services to both Mpower Customers; and (b) providing certain consulting services with respect to such support services, as requested by Company in writing in order for Company to operate the Business following the termination of this Agreement (together, the "Transition Services"); and

         WHEREAS, Mpower is willing to provide the Transition Services in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants contained herein, the parties, intending to be legally bound, agree as follows:


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


                                   ARTICLE I
                                   DEFINITIONS

         Any term capitalized herein which is not otherwise defined shall have the meaning assigned to it in the Contribution Agreement.


                                   ARTICLE II
                                SCOPE OF SERVICES

         Subject to the terms of this Agreement, Mpower will provide the following Transition Services as directed and/or requested by Company in connection with the Transition Services being provided hereunder and as otherwise directed and/or requested by Company pursuant to the Management
Agreement:

         Section 2.1 Network Support Services. Mpower will provide network support services to Company in the Market, including engineering, NOC, operations, project management and purchasing, all as more particularly described in the attached Exhibit 2.1 (the "Network Services").

         Section 2.2 Customer Support Services. Mpower will provide customer support services to Mpower Customers, including provisioning, disconnects, directory, call center coverage and credit and collections, all as more particularly described in the attached Exhibit 2.2 (the "Customer Services").

         Section 2.3 Information Technology and Billing Support Services. Mpower will provide: (a) certain information technology services to Company with respect to the electronic data used to operate the Business in the Market, including data-mapping and extracts of data required for data migration; (b) customer and carrier billing services to Mpower Customers located in the Market, including product pricing updates, AMA record collection and processing, call rating, billing file production, printing, mailing and bill remittance; and (c) certain systems administration and application support, all as more particularly set forth in the attached Exhibit 2.3 (the "IT and Billing Services"). It is understood that additional data extracts may be necessary in the event that extracts at the time of this Agreement are incomplete or in error. Mpower will provide clarifications regarding data mapping and how data is related. Data extracts will be provided periodically up to and including the final migration of all Acquired Assets in the Market to Company.

         Section 2.4 Consulting. Mpower will provide personnel to consult with Company personnel in the area network management and provisioning relating to the use of the Acquired Assets and the operation of the Business in the Market, all as more particularly described in the attached Exhibit 2.4 (the "Consulting Services").


                                   ARTICLE III
                              FINANCIAL OBLIGATIONS


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

         Section 3.1 Invoicing for Expenses.

         Mpower will invoice Company monthly in arrears for any and all reasonable miscellaneous out-of-pocket expenses, such out-of-pocket expenses not to exceed $10,000 without Company's prior, written authorization of Company, incurred by Mpower in providing the Transition Services ("Expenses"). Payment for any Expenses is due within fifteen (15) days of Company's receipt of such invoice together with all supporting documentation. Invoices not paid when due shall incur a service charge of 18% per annum from the due date until the date when paid in full and Company shall reimburse Mpower for all reasonable costs of collection, including attorneys' fees and disbursements.

         Section 3.2 Payment for Transition Services. On or before January 15, 2003, XCC shall pay the first payment of Nine Hundred Thirty Seven Thousand Five Hundred Dollars ($937,500.00) to Mpower. At the Second Closing XCC shall pay the final payment of Eight Hundred Twelve Thousand and Five Hundred Dollars ($812,500) to Mpower.

           Section 3.3 Assumed Liabilities. Under Section 1.5 of the Contribution Agreement, Company assumed and agreed to pay, perform and discharge the Assumed Liabilities. The parties understand and acknowledge that it may take Company time to change the billing for Assumed Liabilities into the name of Company. Accordingly, to the extent that Mpower receives an invoice for any one or more of these Assumed Liabilities, it shall forward a copy of such invoice to Company and Company shall pay the invoice within the terms prescribed therein.

         Section 3.4 Taxes. All taxes and duties attributable to this Agreement, including sales, use and any other tax assessed by local, state or Federal authorities, but excluding taxes relating to Mpower's income, shall be borne by Company.


                                   ARTICLE IV
                               COMPANY OBLIGATIONS

         Company will reasonably cooperate with Mpower for the provision of Transition Services hereunder. In particular:

         Section 4.1 Additional Services. Company will only sell products and services to customers located in the Market, which products and services are:
(a) on Company's network; (b) able to be provided to such customers by Company.

         Section 4.2 Customer Correspondence. Any correspondence sent to customers of Company who benefit (either directly or indirectly) from any Transition Services provided by Mpower must be pre-approved in writing by both the General Counsel of Mpower and Company or another representative or agent for Mpower and the Company duly appointed by such General Counsel.


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


         Section 4.3 Company Contacts. In the event that Mpower needs to discuss any transition-related matters with Company (either on the day-to-day operational level or on the executive level), Company hereby appoints the following individuals to serve as the contact persons:

                  Ines Lebow, EVP

                  Telephone No.:636-625-7050

                  Facsimile No.:636-625-7191



                  Lawrence P. Beilenson, SVP & General Counsel

                  Telephone No.:636-625-7080

                  Facsimile No.:636-625-7191

Said contact persons shall be responsible for the prompt dissemination of the inquiries of Mpower to the appropriate individuals at Company. Company may remove and substitute another individual to serve as a contact person by delivering written notice to Mpower in accordance with Section 9.4 of this Agreement.

         Section 4.4 Escalation Policy. Company will provide to Mpower Company's executive escalation policies for all functions, including field services, sales, engineering, customer service, provisioning and finance/accounting, which policies Mpower personnel may use to direct any appropriate questions and concerns of Mpower Customers.


                                    ARTICLE V
                    TERM, TERMINATION AND DISPUTE RESOLUTION

         Section 5.1 Term. This Agreement shall commence on January 8, 2003 and will continue for a period of one hundred and twenty days (120) (the "Term").

          Section 5.2 Termination. Either party may terminate this Agreement upon twenty (20) days prior written notice of a material breach of the other party's obligations hereunder (such notice to state the nature of the breach); such termination will be effective on the twenty-first day after the breaching party's receipt of the notice unless such breaching party has cured the breach. Upon any termination of this Agreement, all unpaid fees and other charges payable under Article III of this Agreement shall become immediately due and payable.


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


         Section 5.3 Dispute Resolution. In the event that either Mpower or Company believes the other party has failed to comply with the terms and conditions with this Agreement, the aggrieved party shall provide written notice to the other regarding the nature of the dispute, including the provision of the Agreement which is involved, and the relief sought by such party. Both parties agree to communicate in good faith to resolve the issue within twenty-five (25) days of receipt of the notice. In the event that the issue has not been resolved within twenty-five (25) days of receipt of the notice, either party shall have the option of escalating the dispute to the chief executive officers of both parties by means of a written notice of escalation to the other party. Following receipt of such notice of escalation, the CEOs of Mpower and Company shall communicate in good faith to resolve the issue within fifteen (15) days of receipt of such escalation notice. In the event that the issue has not been resolved within fifteen (15) days of receipt of the escalation notice, either party shall have the right to pursue whatever legal remedies it may have.

         Section 5.4 Effect of Termination. In the event of termination of the Contribution Agreement as provided in Section 8.01 of the Contribution Agreement, the parties have agreed to work together and use their best efforts to return the operation of the Assets to the status quo immediately prior to the Effective Date; this will include Mpower having the benefit of all revenues and accounts receivable associated with the Assets and having the responsibility for all expenses and liabilities (such expenses and liabilities to be consistent with Mpower's prior operation of the Assets) with respect to the Assets arising from and after the Effective Date and, among other things, the cancellation of this Agreement effective as of the Effective Date. Upon the cancellation of this Agreement, Mpower shall reimburse the Company for all payments and expenses made by the Company pursuant to the terms of this Agreement, and this Agreement shall become void and there shall be no liability on the part of any party hereto except nothing herein shall relieve any party from liability for any breach hereof or from their gross negligence or willful misconduct.


                                   ARTICLE VI
                                    PERSONNEL

         Section 6.1 Personnel. All personnel performing Transition Services shall be employees or agents of Mpower. Mpower shall remain liable to pay all compensation and benefits of such employees and agents, as applicable, for work performed on behalf of Mpower during the Term.

         Section 6.2 Offers of Employment. During the Term, Company may from time to time designate employees or agents of Mpower providing Transition Services to whom Company would like to offer employment pursuant to the terms of
Section 5.8 of the Contribution Agreement. During the Term, both parties shall comply with the terms of Section 5.8 of the Contribution Agreement with respect to employees engaged in providing Transition Services to Company.

                                   ARTICLE VII
                           MANAGEMENT OF THE BUSINESS


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

         Section 7.1 Control. During the term of the Management Agreement, the control and responsibility to manage the Acquired Assets and to operate the Business in the Market will be determined by the terms of the Management Agreement. Upon the termination of the Management Agreement and at all times thereafter, Company shall have full and complete control and responsibility to manage the Acquired Assets and to operate the Business in the Market, including responsibility for compliance with any and all applicable Federal and state laws, regulations, licenses and permits. Mpower shall perform the Transition Services at the direction of Company and in accordance with the terms of this Agreement, but shall at all times be in compliance with all state, Federal and local laws, orders and regulations applicable to Mpower's provision of the Transition Services.


                                  ARTICLE VIII
                            WARRANTY AND LIMITATIONS

         Section 8.1 Warranty. Mpower will use best efforts to provide the Transition Services in a manner consistent with the manner in which Mpower provides similar products and services during the Term to its own customers in other markets, which markets are similar to the Market with respect to call load, sales volume, network issues, etc.

         Section 8.2 Limitation of Warranty. Except as provided in Section 8.1, MPOWER MAKES, AND COMPANY RECEIVES, NO OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, ARISING IN ANY WAY OUT OF, RELATED TO, OR UNDER THIS AGREEMENT OR THE PROVISION OF MATERIALS OR SERVICES HEREUNDER, AND MPOWER SPECIFICALLY DISCLAIMS: (A) ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS; AND (B) ANY WARRANTY OF THE SERVICES OR PRODUCTS PROVIDED BY A THIRD PARTY IN RELATION TO THE TRANSITION SERVICES.

         Section 8.3 Limitation of Liability. IN NO EVENT WILL MPOWER BE LIABLE TO COMPANY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, LIQUIDATED, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSITION SERVICES PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, REVENUE OR SAVINGS, DAMAGE TO REPUTATION OR LOSS OF GOODWILL, LOSS OF DATA OR DOWNTIME, LOSS OF USE, HOWEVER CAUSED, WHETHER FOR BREACH OR REPUDIATION OF CONTRACT, TORT, BREACH OF WARRANTY, NEGLIGENCE, OR OTHERWISE, WHETHER OR NOT MPOWER WAS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, MPOWER'S TOTAL LIABILITY TO COMPANY ARISING FROM OR IN RELATION TO THIS AGREEMENT AND THE PROVISION OF THE TRANSITION SERVICES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE ) OR STRICT LIABILITY, SHALL BE LIMITED TO THE TOTAL PAYMENTS RECEIVED BY MPOWER FROM COMPANY DURING THE TERM HEREOF. THIS LIMITATION WILL APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE. IN NO EVENT WILL


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


MPOWER BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR FACILITIES, OR CLAIMS OF ANY THIRD PARTY, INCLUDING ANY MPOWER CUSTOMERS, NEW CUSTOMERS OR OTHER CUSTOMERS OF COMPANY. THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 8.3 SHALL NOT EXTEND TO ACTS OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY MPOWER IN THE PERFORMANCE OF ITS DUTIES HEREUNDER.

                                   ARTICLE IX
                              SERVICE LEVEL CREDITS

         During the Term, it may become necessary for Mpower to issue service level credits to those Mpower Customers effected by a network outage. Should any network outage last more than twenty-four (24) hours, such outage having been caused by the mismanagement of the network by Mpower personnel (a "Mass Outage"), Mpower shall bear the cost to Company of issuing such credits to those Mpower Customers effected by such Mass Outage. It is understood that Company shall be responsible for all other service level credits issued to Mpower Customers during the Term.


                                    ARTICLE X
                                  MISCELLANEOUS

         Section 9.1 Amendment and Modification. This Agreement and the Exhibits attached hereto may be amended, modified or supplemented only by written agreement of Mpower and Company.

         Section 9.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

         Section 9.3 Exhibits and Recitals. All Exhibits referred to herein and all recitals set forth herein are intended to be and hereby are specifically made a part of this Agreement.

         Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:


                 (a) if to any of Mpower, to:

                     Mpower Communications Corp.
                     175 Sully's Trail, Suite 300
                     Pittsford, New York 14534


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


                     Attention: Russell I. Zuckerman, Esq.

                     with a copy to:

                     Underberg & Kessler LLP
                     1800 Chase Square
                     Rochester, New York 14604
                     Attention:  Steven R. Gersz, Esq.

                 (b) if to Company, to:

                     Xspedius Management Co., LLC
                     5555 WingHaven Blvd, 3rd Floor
                     O'Fallon, Missouri 63366
                     Attention: General Counsel


or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         Section 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, provided however, Company shall have the right to assign this Agreement to any affiliated entity without the necessity of obtaining Mpower consent. However, if Company assigns this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Mpower, Company shall remain liable for all obligations hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 9.5 shall be null and void and shall not bind or be recognized by Mpower or Company.

         Section 9.6 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement.

         Section 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.


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


         Section 9.8 Governing Law. This Agreement shall be governed by and construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of law).

         Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, with hard copy to follow) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 9.10 Entire Agreement. This Agreement, the Purchase Agreement (including the Exhibits and Schedules thereto) and the Management Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 9.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.12 Remedies. Mpower and Company hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, Mpower or their successors or assigns, or Company or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 9.13 No Partnership or Joint Venture Created. Nothing in this Agreement shall be construed or interpreted to make Company and Mpower partners or joint venturers, or to make one an agent or representative of the other, or to afford any rights to any third party other than as expressly provided herein. Neither Company nor Mpower are authorized to bind the other to any contract, agreement or understanding.

         IN WITNESS WHEREOF, the parties hereto have executed this Transition Services Agreement on the day and year first written above.

                                             XSPEDIUS COMMUNICATIONS, LLC

                                             By: /s/ Mark W. Senda
                                                --------------------------------
                                                Mark W. Senda, President & CEO
                                             -----------------------------------
                                             Print Name and Title

                                             MPOWER COMMUNICATIONS, INC.


                                             By: /s/ Russell I. Zuckerman
                                                --------------------------------
                                                Russell I. Zuckerman, Senior
                                                Vice President and General
                                                Counsel
                                             -----------------------------------
                                             Print Name and Title



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                                   Exhibit 2.1


                                Network Services

Switch Engineering

The following may be requested on a de minimus basis:

o Management of hardware, software, SMA and DTC port assignments, as well as the configuration and placement of additional equipment within the switch facility.

o        Provide monthly usage reports.

o Engineer power rectifier load, inverter load, battery reserve and generator systems, as well as HVAC, floor space and equipment diagrams.

o Issue augment material lists, rack and layout information, quotes and scopes of work (SOW's). Submit and obtain proper approvals and project manage the augments. Track materials to be installed, oversee and prepare bidding of the installation costs, create the MOP for the installation, coordinate the vendors and prepare final reports of completion via a job completion form. Management of Voice Mail disk and T1 capacity, software patches and upgrades.

Capacity Planning The following may be requested on a de minimus basis:

o Provide weekly manual capacity reports (containing no analysis or engineering).

ATM Engineering

o    Telemetry and IT backbone system engineering.

ISP Engineering

o    Engineer and manage web hosting services.

E911 Administration

o    Correct all E911 record errors as reported by LEC 911-database management.

o Maintain internal records regarding E911 trunk groups as associated with line translations and PSAPs.


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CIC Code Management The following may be requested on a de minimus basis:

o    Manage selection of CIC Code availability to Company Salespeople.

o Initiate contact with all LD Carriers to insure proper understanding of Access charges and proper processing of ASR.

o    Ensure NOC & Switch/Customer Translations is informed of a new LD carrier
     CIC.

Colocation Application

o Submit collocation applications for additional space, power and cross connects to existing collos (capacity maintenance) through LEC Collocation Services teams.

The following may be requested on a de minimus basis:

o Submit/manage collocation applications for new central offices through LEC Collocation Services teams.

o    Submit/monitor check requests for non-recurring collocation charges.

o Submit capital expense requisitions for management of collocation-associated charges to Network Planning.

o    Serve as Central Library for maintenance of collocation records.

o Work as liaison with LEC for all CFA (interconnection) issues during provisioning process.

o Participate in review of Interconnection Agreements as pertain to collocation arrangements.

NOC

o Monitor and respond to all network alarms on a 24 hours a day, 7 days a week basis.

o Develop and distribute a weekly summary of customer-affecting outages (Mpower's root cause analysis reports).

o Coordinate the restoration of out-of-service conditions utilizing ILEC, Engineering, Network Operations, Configuration Management and others, as required, including the call out of local technicians. Mpower will provide Company with immediate notification of NOC outages, as required under Mpower's Escalation Process Policy, a copy of which is attached hereto. (The network is being monitored at the DS-1 and DS-3 level, all network elements connected via these circuits are monitored. Network elements with SNMP/IP capabilities are monitored using the capabilities of the elements. All network elements and DS-1/3 circuits are monitored via Netcool).

Tickets are created using the Remedy Trouble Ticketing System. Tickets are created for all Network Events including Network Outages, Customer Degraded Events, Non Customers Affecting Degraded Events (Network Events where redundancy is available).

o A Planned Event ticket or a MOP is opened for all planned work on the network. All planned events are coordinated through the NOC and are performed between the hours of 10:00PM and 6AM switch time.

o    Develop and distribute trouble and route cause analysis reports.


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


Translations

Manage routing and charging translations in the supported switches. Activities in this endeavor are further detailed below:

o Maintain all switch tables that support routing calls to the proper destination

o    Administer area code and prefix expansion (new codes or changed codes)

o    Support code administrators on LERG administration and maintenance

o    Provide "F" link support for all Centigram Voicemail installations

o    Provide second tier feature support for call center and sales channel

o    Provide tier 2 LNP support for all MPower entities.

The following may be requested on a de minimus basis:

o    Administer and change area split activity

o    Translate area code overlay datafill

o    Test and validate all Automatic Message Accounting (AMA)

o    Provide support for Marketing and Engineering on new products and services

o    Support all messaging for ISUP and CLASS feature activity in SS7 network

o Coordinate all Global Title Translations for LNP, CNAME, AIN and enhanced 800 service changes


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


                                   Exhibit 2.2

                                Customer Services

Provisioning of Loop/Customers

Order Processing - Accept and process orders for move, add and change orders associated with accounts of Mpower Customers and process those orders consistent with Mpower practices and procedures (the "Orders").

     o Mpower will process Orders for the completion and activation of services as specified by the sales Orders and MAC/D.

Order processing shall also include the necessary functions to accommodate move, add and change Orders associated with existing accounts. These Orders are normally received directly from customer requests via a communication with the customer calling into the customer service call center.

In accordance with the provisions in Article IV of the Agreement, Company shall make available the necessary Field Services ("FS") personnel to conduct the necessary work to complete each onsite installation at the applicable customer premises. Work will be dispatched to these FS personnel by Mpower personnel based on the volume of Order activity on a Monday through Friday basis.

Customer Services & Support

General Overview - Customer service includes several functions designed to answer, respond and support Mpower Customers with questions or requests regarding the products or services provided by Company, including billing, sales, repair, payments and other general information. Typically, Mpower will receive these customer questions or requests by telephone, but contact may also include mailed and electronic correspondence. Additionally, customer service includes certain back-office support functions necessary to enhance the delivery and collection of payments, listings and disconnect request processing.

Customer Service - Customer service will service Mpower Customers serviced or to be serviced by the network and collocations provided for under this Agreement. Contact with these customers can originate by telephone calls, written correspondence and electronic communications. Mpower will handle telephone calls from Mpower Customers (including call management, queuing, sequencing and response) in the same general manner and fashion as all other customer telephone calls are handled by Mpower's Las Vegas call center. Written and electronic correspondence shall be answered in the same manner and fashion as all other similarly-received Mpower inquiries.

Best efforts will be made to answer calls originating from the Market with an automated announcement identifying the calls as received by Company (or such of Company's affiliated or related entity) rather than Mpower.


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


Customer call management shall include Mpower capabilities to handle calls for such call inquiry types as billing/payments, repair service, sales, collections and other general inquiries related to the products and services provided. Mpower's response and processing of these calls shall be in a manner consistent with all other similar calls received by Mpower. Mpower will provide Company with call analysis reporting on the number of calls, queuing time, call abandoned rate etc. on a weekly basis.

In accordance with the provision in Article IV of the Agreement, Company shall make available one full time person who shall act as an intermediary for the purpose of supporting Mpower's Customer Service. This person shall be qualified to: (a) answer Company-specific questions; (b) direct inquiries where escalations might be necessary; and (c) act as a liaison between the Mpower Las Vegas call center and Company's local sales and FS representatives. Such person need not be located in the Las Vegas call center, but must be available full time during normal Mpower business hours (eastern time zone).

Customer Support - Customer support shall include certain functions necessary to support the day-to-day back office support to the Business as normally provided to and for Mpower customers and operations. These services include:

     o Credit and Collections - This includes the standard Mpower processes to collect and manage delinquent accounts. All process shall be consistent with the collection efforts as generally followed by Mpower in the normal and regular course of business.

     o Disconnect Processing - This work shall include the normal processing of disconnect requests generated from within as well as outside Company (port back requests.) These efforts include all ILEC loop disconnect processing as well as internal service records updates.

     o Directory Service - Mpower will coordinate and manage all requests for changes in Directory listings for the customers served under this Agreement.

     o Executive Escalations - As is required form time-to-time, Mpower will manage escalated customer issues for priority handling. This work is normally generated by customer inquiries that reach the executive levels of Company and need expedited responses.


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


                                   Exhibit 2.3

                             IT and Billing Services



JOB                                   JOB DESCRIPTION                                                DAILY     WEEKLY      MONTHLY
Toll Processing
AMA CONVERSIONS                       Convert DMS AMA files from binary to ASCII format                X
AMA POSTING                           Determine rate and apply call records to customer accounts       X
TERMINATING ACCESS                    Process ILEC files into CABS system                              X

OPERATOR SERVICES                     Process, re-rate, and post OA/DA calls to customer bills         X

TOLL FREE                             Process Sprint CD and post toll free usage to customer                                  X
                                      accounts
POST REJECT FILES                     Re-run rejected records back through processing                             X
Usage File Archive                    Pre and post processing AMA records to be archived and                      X
                                      transferred to Company

Miscellaneous Processing
LIDB                                  Create LIDB/CNAME files for Verizon                              X
E911                                  Create 911 files to send to LECs/Agents                          X
PREMIERE FILE CREATION                Create Calling Card file                                         X
PREMIERE POSTING                      Post Calling Card call records                                   X
SOURCE ONE                            Create Calling Card file for fulfillment house                   X
PORT REMOVAL                          Create switch files to remove port option on closed LNP          X
                                      orders
MSAG                                  Extract MSAG files received from LECs and move to CMS                                   X
CALL DETAIL SUBPOENA REQUESTS         Extract call records requested from legal via subpoena
ARCHIVING FILES TO CD                 Move old files to CD for offsite storage                                    X

CABS Processing
CABS CONVERSIONS                      Convert DMS AMA files from binary to EMI format                  X
CREATE CABS FILES                     Create daily CABS file for CABS billing                          X
PROCESS CABS ERROR FILES              Run error files back through processing after correction         X
CABS BILLING                          Run CABS bills                                                                          X
CABS PRINT/STUFF/MAIL                 Print, stuff and mail CABS bills                                                        X
POST CABS BILLING                     Post CABS billing to appropriate General Ledger accounts                                X

Customer Billing
PRE-BILL EDITS                        Run pre-billing to check for errors                                         X
CUSTOMER FINAL BILLING                Close toll files and run final customer billing for each                    X
                                      region
POST GL                               Post Billing files to appropriate General Ledger accounts                   X
PRINT BILL FILE/FTP TO BILLER         Create customer billing file to send to print/stuff/mailer                  X
CREATE BILLING DISKETTES              Create diskette bills for listed customers                                  X
Provide Billing Reports and           Instructions to be provided by Company to Mpower within                                 X
Financial Data                        five (5) business days after bill cycle completion
 Archive Customer Bill Print          Create archive file of the customer bills                                               X
     Systems Administration and          Support for all systems used to provide network services      X
                    Application                                             and customer services
                        Support



ALL INFORMATION IS UPDATED AS NECESSARY


Additional IT Services to be Provided: Mpower shall provide additional technical information, limited consultation and appropriate updates as follows:

o    Fault management configuration migration from Netcool to NetExpert;

o    Data mapping;

o System data dumps on periodic basis, final dump prior to customer and network migration completion

                                   Exhibit 2.4

                               Consulting Services

Mpower consultants will assist Company in the development and implementation of a transition plan for the Business; services will include engineering, administrative functions and project management, described on Schedule 2.4 attached hereto, and training not otherwise included within the Transition Services to be provided hereunder and as otherwise agreed to by the parties in writing.


Mpower/Xspedius
-----------------------------------------------------------
                           Area of Attention               TX
-----------------------------------------------------------
  1Switch Engineering                                      40 man days to convert to X's Dallas Switch,
                                                           including training
------------------------------------------------------------------------------------------------------------------
  2Collocation Engineering                                                                                      0
------------------------------------------------------------------------------------------------------------------
  3Capacity Planning                                                                                            0
------------------------------------------------------------------------------------------------------------------
  4Transport Engineering                                                                                        0
------------------------------------------------------------------------------------------------------------------
  5Network Provisioning                                    60 man days for managing order for rehome in Dallas
------------------------------------------------------------------------------------------------------------------
  6ATM
------------------------------------------------------------------------------------------------------------------
  7IP                                                      20 Man days for IP Mgmt issues (reconfigure)
------------------------------------------------------------------------------------------------------------------
  8Broadband                                               10 days to design & reconnect telemetry network
------------------------------------------------------------------------------------------------------------------
  9Misc. Data Equip.                                                                                            0
------------------------------------------------------------------------------------------------------------------
 10ISP Services                                            30 man days to convert and build system
------------------------------------------------------------------------------------------------------------------
 11Code Administration                                     5 days to coordinate with appropriate entities
------------------------------------------------------------------------------------------------------------------
 12E911 Administration                                     5 days
------------------------------------------------------------------------------------------------------------------
 13CIC Code Management                                                                                          0
------------------------------------------------------------------------------------------------------------------
 14Colo Applications                                       1 day
------------------------------------------------------------------------------------------------------------------
 15Access Badging
------------------------------------------------------------------------------------------------------------------
 16NOC                                                     5 days
------------------------------------------------------------------------------------------------------------------
 17Translations                                            10 days for training
------------------------------------------------------------------------------------------------------------------
 18Configuration Management                                1 day for training on DSLams, Gateways
------------------------------------------------------------------------------------------------------------------
 19Switch/Colo Technicians
------------------------------------------------------------------------------------------------------------------
 20Site Manager
------------------------------------------------------------------------------------------------------------------
 21Contracts/Suppliers                                     1 day for coordination
------------------------------------------------------------------------------------------------------------------
 22Network Project MGMT
------------------------------------------------------------------------------------------------------------------
